UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation

On February 17, 2006, A. O. Smith Corporation (the “Company”) entered into a Credit Agreement, dated as of such day, among the Company, A. O. Smith Enterprises Ltd., the financial institutions party thereto and Bank of America, N.A., as Administrative Agent and Canadian Agent (the “Credit Agreement”). Borrowings under the Company’s commercial paper program are supported by the Credit Agreement. The facility is available for general corporate purposes.

The Credit Agreement provides for a revolving credit facility that matures on February 17, 2011. The initial maximum aggregate amount of availability under the revolving credit facility is $425 million, of which $47.1 million is currently utilized as backing for outstanding commercial paper and the balance will be available at the Company’s election. The Company intends to draw on the facility to fund the pending acquisition of GSW Inc.

The Company may borrow, repay and reborrow amounts under the Credit Agreement from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reduction under the Credit Agreement are permitted at any time without fee upon proper notice. The Company may increase the credit facility up to $500 million, subject to certain conditions and payment of additional fees.

The Company will guarantee the obligations of A. O. Smith Enterprises Ltd. under the Credit Agreement to the extent A. O. Smith Enterprises Ltd. will borrow directly under the Credit Agreement. All borrowings under the Credit Agreement are unsecured.

The facility fee and the interest rate margin for outstanding amounts fluctuate based upon the Company’s leverage ratio in effect from time to time, and the Company believes they reflect market rates.

The Credit Agreement contains various restrictions and covenants applicable to the Company and A. O. Smith Enterprises Ltd. The Credit Agreement does not contain a restriction specifically limiting the Company’s ability to pay dividends on its common stock. The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the lenders may declare any outstanding obligations under the Credit Agreement to be immediately due and payable.

The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Credit Agreement, dated February 17, 2006, among A. O. Smith Corporation, various financial institutions, M&I Marshall & Ilsley Bank, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America, N.A., as Administrative Agent and Canadian Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

By:	/s/ W. David Romoser
W. David Romoser
Vice President, General Counsel and Secretary

Date: February 23, 2006

A. O. SMITH CORPORATION

EXHIBIT INDEX TO FORM 8-K

Report Dated February 23, 2006

Exhibit No.	Description
(4.1)	Credit Agreement, dated February 17, 2006, among A. O. Smith Corporation, various financial institutions, M&I Marshall & Ilsley Bank, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America, N.A., as Administrative Agent and Canadian Agent.